Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Number 333-99653 on Form S-8 of First Shares Bancorp, Inc. of our report dated February 6, 2004, except for Note 18 with respect to subsequent events, as to which the date is March 10, 2004, included in this Annual Report on Form 10-KSB of First Shares Bancorp, Inc. for the year ended December 31, 2003.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

March 29, 2004
Indianapolis, Indiana